WP Trust 584BPOS

Exhibit 99(i)(2)

March 29, 2019

WP Trust

129 NW 13th Street, Suite D-26

Boca Raton, FL 33432

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the WP Smaller Companies Income Plus Fund, the WP International Companies Income Plus Fund, the WP Income Plus Fund and the WP Large Cap Income Plus Fund (the “Funds”), each a series portfolio of the WP Trust (the “Trust”), which is included in Post-Effective Amendment No. 19 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-206306), and Amendment No. 22 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-23086), on Form N-1A of the Trust.

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@practus.com.

Regards,

/s/ John H. Lively
On behalf of Practus, LLP

JOHN H. LIVELY ● MANAGING PARTNER

11300 Tomahawk Creek Pkwy ● Ste. 310 ● Leawood, KS 66211 ● p: 913.660.0778 ● c: 913.523.6112

Practus, LLP ● John.Lively@Practus.com ● Practus.com